Exhibit 99.2

Phone: 800-213-0689	Ms. Briana L. Erickson
www.newenergytechnologiesinc.com	New Energy Technologies, Inc.
3905 National Drive, Suite 110
Burtonsville, MD 20866
Tel: 1-800-213-0689
Email: Briana@NewEnergyTechnologiesInc.com

NewsRelease

New Energy Expands with New Device for Generating Clean Electricity from Motion of Long-Haul Trucks & Buses

New Energy expands development of MotionPower™ devices for generating electricity from the motion of cars, with new fluid-driven systems able to generate electricity from long-haul trucks, buses and other large load-bearing vehicles.

Burtonsville, MD – June 8, 2009 – New Energy Technologies, Inc. (Symbol: NENE), a next-generation alternative and renewable energy developer, today announced that the Company is immediately expanding its product range of MotionPower™ technologies for harvesting the kinetic energy of moving vehicles to generate clean electricity.

Engineers have bolstered the Company’s product design and development efforts and are already well underway with building a brand new MotionPowerTM system able to generate clean electricity from moving trucks, buses, and other large load-bearing vehicles. This new fluid-driven device augments the Company’s recently unveiled prototype of a modular, mechanical roadway device for generating electricity from the motion of cars and light trucks.

“In recent weeks, we have made important strides forward in our development of roadway kinetic energy harvesters for generating clean electricity,” explained Mr. Meetesh V. Patel, Esq., President and CEO New Energy Technologies, Inc. “We have successfully prototyped our energy capture system for cars and light trucks, are actively optimizing the device for installation at toll-booths, drive-thrus, and other applications, and filed nine new patents to protect our novel MotionPower™ technology.

“While these events mark significant early achievements for our Company, I’m most impressed by the encouraging engineering outcomes that have prompted us to expand our product development efforts to include the capture of kinetic energy from the motion of buses carrying passengers, long-haul rigs transporting cargo, and other load-bearing heavy vehicles.

“Our capacity to capture the kinetic energy of these heavy vehicles and light cars and truck driving billions of miles each day, marks a truly untapped commercial opportunity for New Energy to generate clean electricity in a brand new way,” concluded Mr. Patel.

Currently, nearly 70% of America’s electricity is generated by coal and natural gas, according to the U.S. Energy Information Administration. The environmental impact of greenhouse gas emissions and rising costs of these non-renewable fuels, along with the potential doubling of global electricity consumption in the coming years, clearly illustrate the urgent need for more creative, sustainable methods for generating electricity in the United States, the world’s largest consumer of electricity.

In response, New Energy engineers have developed MotionPower™ technologies, designed to generate ‘clean’ electricity by harnessing the kinetic energy of the estimated 250 million registered vehicles which drive more than 6 billion miles on America’s roadways every day.

MotionPower™:

Generating Clean Electricity from the Motion of Cars - and Now, Heavy Vehicles!

New Energy’s brand new fluid-driven MotionPowerTM energy harvester for heavy trucks and vehicles compliments the Company’s recently-prototyped mechanical MotionPowerTM system for cars and light trucks. Engineers are developing New Energy’s fluid-based energy harvesters for heavy vehicles with several key features, including:

  Large energy transfer from vehicles, which helps generate maximum electricity;
  Smooth energy transfer to ensure that the vehicle, driver, cargo, and passengers remain undisturbed when engaging the system;
  Optimal performance for a range of large vehicle sizes traveling at variable speeds;
  Flexibility of installation for both above-grade and in-road (embedded) applications;
  Scalable device which can be lengthened or shortened to meet installation requirements for each site;
  Limited number of moving or mechanical parts for ease of manufacturing, greater operating reliability, and lower maintenance and production costs;
  Unobstructed passage of small vehicles, bicyclists, and pedestrians over the device; and
  Unobtrusive visual impact.

Engineers have concluded early design efforts and are well underway with prototyping New Energy’s new fluid-driven energy harvester for trucks and heavy vehicles.

Meanwhile, New Energy’s first-generation MotionPower™ device has already been prototyped and configured as a modular, low-profile assembly, which can be mounted directly atop existing roadways with little or no modification to the roadway itself. MotionPower™ modules can be quickly installed and any components in need of replacement or repair can be quickly and easily changed without major construction work and accompanying delays to traffic. Above all, the unit’s modular design provides installers with the flexibility of shortening or lengthening the MotionPowerTM energy harvester in order to customize the system based on site conditions while maximizing power output.

Engineers are actively optimizing the efficiency of New Energy’s MotionPower™ device for cars and light trucks, in preparation for installations at high traffic locations such as toll booths, traffic intersections, rest areas, travel plazas, border crossings, and neighborhoods with traffic calming zones.

Once installed, engineers anticipate that MotionPower™ devices may be used to augment or replace conventional electrical supplies for powering roadway signs, street and building lights, storage systems for back-up and emergency power, and other electronics, appliances, and devices in homes and businesses.

About New Energy Technologies, Inc.

New Energy Technologies, Inc., together with its wholly owned subsidiaries, is a developer of next generation alternative and renewable energy technologies. Among the Company’s technologies under development are:

  MotionPower™ roadway systems for generating electricity by capturing the kinetic energy produced by moving vehicles. An estimated 250 million registered vehicles drive more than 6 billion miles on America’s roadways, every day; and
  SolarWindow™ technologies which enable transparent glass windows to generate electricity by coating their glass surfaces with the world’s smallest known solar cells. These solar coatings are less than 1/10th the thickness of ‘thin’ films and make use of the world’s smallest functional solar cells, shown to successfully produce electricity in a recently published peer-reviewed study in the Journal of Renewable and Sustainable Energy of the American Institute of Physics.

For additional information, please call Ms. Briana L. Erickson toll-free at 1-800-213-0689 or visit: www.newenergytechnologiesinc.com.

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Legal Notice Regarding Forward-Looking Statements

No statement herein should be considered an offer or a solicitation of an offer for the purchase or sale of any securities. This release contains forward-looking statements that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although New Energy Technologies, Inc. (the “Company” or “New Energy Technologies”) believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “could,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including but not limited to adverse economic conditions, intense competition, lack of meaningful research results, entry of new competitors and products, adverse federal, state and local government regulation, inadequate capital, unexpected costs and operating deficits, increases in general and administrative costs, termination of contracts or agreements, technological obsolescence of the Company's products, technical problems with the Company's research and products, price increases for supplies and components, litigation and administrative proceedings involving the Company, the possible acquisition of new businesses or technologies that result in operating losses or that do not perform as anticipated, unanticipated losses, the possible fluctuation and volatility of the Company's operating results, financial condition and stock price, losses incurred in litigating and settling cases, dilution in the Company's ownership of its business, adverse publicity and news coverage, inability to carry out research, development and commercialization plans, loss or retirement of key executives and research scientists, changes in interest rates, inflationary factors, and other specific risks. There can be no assurance that further research and development will validate and support the results of our preliminary research and studies. Further, there can be no assurance that the necessary regulatory approvals will be obtained or that New Energy Technologies, Inc. will be able to develop commercially viable products on the basis of its technologies. In addition, other factors that could cause actual results to differ materially are discussed in the Company's most recent Form 10-QSB and Form 10-KSB filings with the Securities and Exchange Commission. These reports and filings may be inspected and copied at the Public Reference Room maintained by the U.S. Securities & Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities & Exchange Commission at 1-800-SEC-0330. The U.S. Securities & Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S. Securities & Exchange Commission at http://www.sec.gov. The Company undertakes no obligation to publicly release the results of any revisions to these forward looking statements that may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.